Exhibit 99.1

Faraday Future Announces Appointment of Matthias Aydt as Global Chief Executive Officer

-	Current Global CEO, Xuefeng Chen (XF), will remain as CEO of FF China and will assume a new additional role as EVP of Global Industrialization

Los Angeles, CA (Sept. 21, 2023) -- Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced the Company’s Board of Directors has appointed long term FF executive Matthias Aydt, Global CEO of Faraday Future, effective September 29, 2023. Also effective September 29, 2023, current Global CEO Xuefeng Chen (XF) will resume his prior position as FF China CEO, based in China and will take a new role as FF’s EVP of Global Industrialization.

Mr. Aydt will focus his efforts on boosting FF 91 2.0 Futurist Alliance production and deliveries. Mr. Chen will shift his attention to the launch of the FF 91 2.0 Futurist Alliance in China and focus on the next stage of developments, including the dual home markets of China and the United States. Mr. Chen will also focus on the implementation of the Company’s China business development plans including establishing FF China joint venture, accessing China automotive market, integrating the China supply chain, and ongoing costs reductions.

Mr. Aydt has been at FF for over seven years and was most recently in charge of Product Execution and was the Head of Product Definition & Mobility Ecosystems and Business Development in previous role. Prior to joining FF, Mr. Aydt spent a number of years with automotive companies and OEM suppliers, leading teams within Project Management and Vehicle Engineering. Mr. Aydt has over 40 years of experience at luxury OEMs across manufacturing, technology and operations, including developing and growing multinational organizations, establishing cross-functional working environments, design and development processes, program-management processes, and simultaneous engineering processes. Mr. Aydt has also received over 15 registered patents during his career and is deeply committed to the Company, its employees, users, and investors in fulfilling the vision for a sustainable transportation future.

“FF is currently focusing on ramping up FF91 production and beginning to generate revenue, improvement of product and technology capabilities and the development of next-generation products including AI developments,” said Mr. Aydt. “I’m very excited for the new Global CEO role, and I’m confident that it will allow me to highlight my experience in product technology, research, and development for luxury car brands at global, world-class car companies and will provide tremendous value and leadership to FF.”

Mr. Chen was appointed Global CEO for his experience in industrialization, specially manufacturing and supply chain management. The Company believes that Mr. Chen accomplished this mission in an outstanding manner and contributed to the Company’s efforts in reaching key milestones that include the start of production and deliveries. The Company thanks Mr. Chen for his valuable contributions as Global CEO, and launching the FF 91 2.0 Futurist Alliance in the U.S. In addition, the Company recognizes his contributions as a member of the Board and his continued dedication as he moves on to his new roles.

Users can preorder an FF 91 vehicle via the FF Intelligent App or through the Company’s website at: (English):  https://www.ff.com/us/preorder/

or (Chinese):  https://www.ff.com/cn/preorder/

Download the new FF Intelligent App: http://appdownload.ff.com

ABOUT FARADAY FUTURE

FF is the pioneer of the Ultimate Intelligent TechLuxury ultra spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car industry. FF is not just an EV company, but also a software-driven company of intelligent internet AI product.

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FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the Company’s ability to satisfy the conditions precedent and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K/A filed with the Securities and Exchange Commission (“SEC”) on August 21, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com